EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

AXIOM HOLDINGS, INC.

a Nevada Corporation

and

CJC HOLDINGS, LTD.,

A Hong Kong corporation

and

THE SHAREHOLDERS OF CJC HOLDINGS, LTD.

Dated as of October 10, 2016

CJC Schedules*

Schedule 1.01	Articles of Association
Schedule 1.03	Ownership of CJC Shares by the CJC Shareholders
Schedule 1.05	Financial Statements
Schedule 1.06	Additional Information
Schedule 1.08(c)	Options, Warrants or Other Rights
Schedule 1.09	Litigation and Proceedings
Schedule 1.10(a)	Material Contracts
Schedule 1.10(c)	Employment Agreements, Etc.

Axiom Schedules*

Schedule 2.01	Certificate of Incorporation and Bylaws
Schedule 2.05	Options, Warrants or Other Rights
Schedule 2.07	Litigation and Proceedings
Schedule 2.12	Material Transactions or Affiliations
Schedule 2.14	Bank Accounts; Power of Attorney

Additional Schedules*

Schedule 3.01	Number of Shares of Axiom Common Stock to be Received by Each CJC Shareholder
Schedule 7.01	Finders and Brokers

_____________

* The CJC Schedules, the Axiom Schedules and the Additional Schedules have been exchanged among the parties hereto or will be provided to each of the respective parties hereto prior to the Closing Date (as hereinafter defined).

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 10th day of October, 2016, by and between Axiom Holdings, Inc., a Nevada corporation (“Axiom”), with offices at 11637 Orpington Street, Orlando, Florida 32817, CJC Holdings, Ltd., a Hong Kong corporation (together with the Subsidiaries, as defined below, “CJC”) with offices at Room C, 15/F., Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, H.K. and the shareholders of CJC set forth on the signature page to this Agreement (the “CJC Shareholders”), upon the following premises:

Premises

WHEREAS, Axiom is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, CJC is a privately-held company organized under the laws of Hong Kong;

WHEREAS, the CJC Shareholders collectively own all of the issued and outstanding shares of CJC representing a 100% interest in CJC;

WHEREAS, Axiom agrees to acquire 100% of the issued and outstanding shares of CJC from the CJC Shareholders in exchange for the issuance of 200,000,000 shares of Axiom’s Common Stock, par value $0.001 per share (the “Common Stock”), which shall represent approximately 58.8% of the issued and outstanding shares of Axiom’s Common Stock after giving effect to the cancellation of 200,000,000 shares of Common Stock currently issued and outstanding as the transactions contemplated herein (the “Exchange”) and on the Closing Date (as defined below), the CJC Shareholders will become shareholders of Axiom; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CJC AND THE CJC SHAREHOLDERS

Section 1.01 Incorporation. CJC is a company duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Schedule 1.01 includes a complete and correct copy of the Articles of Association of CJC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CJC’s Articles of Association. CJC and each of the CJC Shareholders have taken all actions required by law, its Articles of Association, or otherwise to authorize the execution and delivery of this Agreement. CJC and each of the CJC Shareholders has full power, authority, and legal capacity and has taken all action required by law, its Articles of Association, and otherwise to consummate the transactions herein contemplated.

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Section 1.02 Authorized Shares and Capital. The authorized capital stock of CJC consists of 100 common shares, with no par value (the “CJC Shares”) of which 100 CJC Shares are issued and outstanding. The CJC Shareholders own all of the issued and outstanding CJC Shares representing a 100% interest in CJC. The issued and outstanding CJC Shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity (each, a “Person”). No Person has any pre-emptive rights or similar rights to purchase or receive any CJC Shares or any other equity interests in CJC.

Section 1.03 Title to CJC Shares. Each CJC Shareholder is, and on the Closing Date will be, the record and beneficial owner and holder of all of the CJC Shares as set forth on Schedule 1.03, free and clear of all Liens (as defined below), and none of such CJC Shares is subject to pre-emptive or similar rights, either pursuant to any organizational document, Requirement of Law (as defined below) or any contract. “Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (as defined below), in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject, or pertaining to any or all of the transactions contemplated or referred to herein. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right (including, but not limited to, rights of first offer or first refusal), acquisition options, or other security interest of any kind or nature whatsoever.

Section 1.04 Subsidiaries and Predecessor Corporations. CJC owns 100% interests in each of (i) JinBaiXing (Shenzhen) Clean Energy Technology Service Company Limited, (ii) JinTaiHong (Shenzhen) Hotel Management Service Company Limited (the “Subsidiaries”) and these 2 WOFE companies owns 100% in each of (a) Xiaojin County Jitai Power Investment Company Limited, (b) Xiaojin County Xin Hong Electric Power Development Company Limited, (c) Xiao Jin County En Ze Hotel Management Company Limited, and (d) Xiao Jin County SiGuNiang Mountain Hotel Management Company Limited (the “Subsidiaries”). Except for its ownership interest in the Subsidiaries, CJC does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, limited liability company or other entity. The corporate ownership structure is as follows:

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Section 1.05 Financial Statements.

(a)	Included in Schedule 1.05 are (i) the audited balance sheets of CJC as of December 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2015 and (i) the unaudited balance sheets of CJC as of June 30, 2016 and the related statements of operations, stockholders’ equity and cash flows for the period ended June 30, 2016 (together with the notes thereto, collectively, the “Financial Statements”).

(b)	The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of CJC. As of the date of the Financial Statements, except as and to the extent reflected or reserved against therein, CJC had no liabilities or obligations (absolute or contingent) which should be reflected in the Financial Statements prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of CJC, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)	CJC has duly and punctually paid all fees and taxation imposed on CJC by any nation or government, any state, province, supranational authority or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, quasi-governmental authority, agency, department, board, tribunal, commission or instrumentality of Hong Kong or the United States, any foreign government or supranational authority, any state of the United States, or any municipality or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (each, a “Governmental Authority”), which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for fees or taxation imposed by any Governmental Authority, and CJC has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all fees and taxation imposed by any Governmental Authority.

(d)	The Financial Statements, books and records, financial and otherwise, of CJC are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)	All of CJC’s assets are reflected on the Financial Statements, and, except as set forth in the schedules referenced in this Article I (the “CJC Schedules”) or the Financial Statements, CJC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.06 Additional Information. The information concerning CJC set forth in this Agreement and in the CJC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, to the extent not otherwise disclosed in the remainder of the CJC Schedules, Schedule 1.06 sets forth all additional information relating to matters involving CJC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of CJC or (iii) either alone or in aggregation with other information covered by this Section 1.06, otherwise have led or may lead to a material adverse effect on CJC, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

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Section 1.07 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of CJC.

Section 1.08 Absence of Certain Changes or Events. Since June 30, 2016 or such other date as provided for herein:

(a)	There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of CJC;

(b)	CJC has not (i) amended its Articles of Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	Except as disclosed on Schedule 1.08(c), CJC has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.09 Litigation and Proceedings. Except as disclosed on Schedule 1.09, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of CJC after reasonable investigation, threatened, by or against CJC or affecting CJC or its properties or operations, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CJC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

(a)	All Material Contracts (as defined below) to which CJC is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Schedule 1.10(a). A “Material Contract” is any contract, agreement, franchise, license agreement, debt instrument or commitment which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations (by any party thereto) of at least fifty thousand U.S. dollars (US$50,000).

(b)	All Material Contracts to which CJC is a party or by which its properties are bound are valid and enforceable by CJC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)	Except as included or described in Schedule 1.10(c) or reflected in the most recent CJC balance sheet, CJC is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of CJC.

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Section 1.11 Compliance With Laws and Regulations. To the best of its knowledge, CJC has complied with all applicable statutes and regulations of all Governmental Authorities, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CJC or except to the extent that noncompliance would not result in the occurrence of any material liability for CJC.

Section 1.12 CJC Schedules. The CJC Schedules are complete, true, and correct as of the date of this Agreement in all material respects. CJC shall cause the CJC Schedules and the instruments and data delivered to Axiom hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by CJC or the CJC Shareholders in connection herewith constitute the valid and binding obligations of CJC and the CJC Shareholders, enforceable against each of them in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14 Investment Representations.

(a)	Investment Purpose. As of the date hereof, each of the CJC Shareholders understand and agree that the consummation of this transactions contemplated herein including the delivery of the Exchange Consideration to the CJC Shareholder in exchange for the CJC Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act ”) and applicable state statutes and that the CJC Shares are being acquired for the CJC Shareholders’ own accounts and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the CJC Shareholders do not agree to hold any of the Exchange Consideration for any minimum or other specific term and reserve the right to dispose of the Exchange Consideration at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)	Accredited Investor Status. Each CJC Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c)	Reliance on Exemptions. Each CJC Shareholder understands that the Exchange Consideration is being offered and sold to the CJC Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Axiom is relying upon the truth and accuracy of, and the CJC Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the CJC Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the CJC Shareholders to acquire the Exchange Consideration.

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(d)	Information. The CJC Shareholders and their respective advisors, if any, acknowledge and agree that they have been furnished with all materials relating to the business, finances and operations of Axiom and materials relating to the offer and sale of the Exchange Consideration which have been requested by the any CJC Shareholder or its advisors. The CJC Shareholders and their respective advisors, if any, have been afforded the opportunity to ask questions of Axiom and have had such questions answered to their satisfaction. Notwithstanding the foregoing, Axiom has not disclosed to any CJC Shareholder any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the applicable CJC Shareholder(s). Each CJC Shareholder understands that its investment in the Exchange Consideration involves a significant degree of risk. Neither CJC nor any CJC Shareholder is aware of any facts that may constitute a breach of any of Axiom's representations and warranties made herein.

(e)	Governmental Review. Each CJC Shareholder understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f)

Transfer or Re-sale. Each CJC Shareholder acknowledges and understands that (i) the sale or re-sale of the Exchange Consideration (as hereinafter defined) has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the applicable CJC Shareholder shall have delivered to Axiom, at the cost of the applicable CJC Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Axiom, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the applicable CJC Shareholder who agrees to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the applicable CJC Shareholder shall have delivered to Axiom, at the cost of the applicable CJC Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Axiom; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Axiom nor any other Person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)	Legends. Each of the CJC Shareholders understands that the shares of Axiom’s common stock that comprise the Exchange Consideration (the “Exchange Shares”) may, until such time as the Exchange Shares have been registered under the Securities Act, bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and Axiom shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Security Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides Axiom with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by Axiom so that the sale or transfer is effected. Each CJC Shareholder agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h)	Residency. Each CJC Shareholder is a resident of the jurisdiction set forth immediately below the CJC Shareholder’s name on the signature pages hereto.

(i)	No “Bad Actor” Disqualification. CJC has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To CJS’ knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. CJC has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including CJC; any predecessor or Affiliate of CJC; any director, executive officer, other officer participating in the Exchange, general partner or managing member of CJC; any beneficial owner of 20% or more of CJC’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with CJC in any capacity at the time of the Exchange; and any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Exchange (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the Exchange of any Solicitor or general partner or managing member of any Solicitor.

ARTICLE II.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AXIOM

As an inducement to, and to obtain the reliance of CJC and the CJC Shareholder, except as set forth in the Axiom Schedules (as hereinafter defined), Axiom represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. Axiom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable respects as it is now being conducted. Included in Schedule 2.01 are complete and correct copies of the certificate of incorporation and bylaws of Axiom as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Axiom’s certificate of incorporation or bylaws. Axiom has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Axiom has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

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Section 2.02 Capitalization. Axiom’s authorized capitalization consists of (a) 3,000,000,000 shares of common stock, par value $0.001 per share (“Axiom Common Stock”), of which 340,000,000 shares are issued and outstanding, and (b) 50,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person.

Section 2.03 Subsidiaries and Predecessor Corporations. Axiom does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Information. The information concerning Axiom set forth in this Agreement and the scheduled referenced in this Article II (the “Axiom Schedules”) is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Axiom has fully disclosed in writing to the CJC Shareholders (through this Agreement or the Axiom Schedules) all information relating to matters involving Axiom or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Axiom or (iii) either alone or in aggregation with other information covered by this Section 2.04, otherwise have led or may lead to a material adverse effect on Axiom, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.05 Options or Warrants. Except as set forth in Schedule 2.05, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Axiom relating to the issued or unissued capital stock of Axiom (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of Axiom) or obligating Axiom to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Axiom. There are no outstanding contractual obligations of Axiom to repurchase, redeem or otherwise acquire any shares of Axiom Common Stock of Axiom or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 2.06 Absence of Certain Changes or Events. Since June 30, 2016 or such other date as provided for herein:

(a)	There has not been (i) any material adverse change in the business, operations, properties, assets or condition of Axiom or (ii) any damage, destruction or loss to Axiom (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Axiom;

(b)	Axiom has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or the aggregate are outside of the ordinary course of business or material considering the business of Axiom; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

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(c)	Axiom has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Axiom balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Axiom; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)	to its knowledge, Axiom has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Axiom.

Section 2.07 Litigation and Proceedings. Except as set forth on Schedule 2.07, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Axiom after reasonable investigation, threatened by or against Axiom or affecting Axiom or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Axiom has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08 Contracts.

(a)	Axiom is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b)	Axiom is not a party to or bound by, and the properties of Axiom are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)	Axiom is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Axiom.

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Section 2.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Axiom is a party or to which any of its assets, properties or operations are subject.

Section 2.10 Compliance With Laws and Regulations. Axiom has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to Axiom and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.11 Approval of Agreement. The Board of Directors of Axiom has authorized the execution and delivery of this Agreement by Axiom and has approved this Agreement and the transactions contemplated hereby.

Section 2.12 Material Transactions or Affiliations. Except as disclosed herein or in Schedule 2.12, there exists no contract, agreement or arrangement between Axiom and any predecessor and any Person who was at the time of such contract, agreement or arrangement an officer, director, or Person owning of record or known by Axiom to own beneficially, 5% or more of the issued and outstanding common stock of Axiom and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of Axiom has, or has had since inception of Axiom, any known interest, direct or indirect, in any such transaction with Axiom which was material to the business of Axiom. Axiom has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated Person.

Section 2.13 Axiom Schedules. Axiom shall cause the Axiom Schedules and the instruments and data delivered to CJC and the CJC Shareholder hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.14 Bank Accounts; Power of Attorney. Schedule 2.14 sets forth a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Axiom within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Axiom, (b) all safe deposit boxes and other similar custodial arrangements maintained by Axiom within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Axiom or who are otherwise authorized to act on behalf of Axiom with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by Axiom in connection herewith constitute the valid and binding obligation of Axiom, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 SEC Filings; Financial Statements.

(a)	Axiom has made available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Axiom with the SEC since its initial filing on May 14, 2014 (the “Axiom SEC Reports”).

(b)	Axiom Common Stock is quoted on the OTC QB tier of the OTC Markets and is current in its filings. There is no action or proceeding pending or, to Axiom’s knowledge, threatened against Axiom by The Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entity to prohibit or terminate the quotation of Axiom Common Stock on the OTC Pink No Information tier.

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ARTICLE III.

SHARE EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the CJC Shareholder shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the CJC shares held by such CJC Shareholder in exchange for the issuance to the CJC Shareholders collectively of

200,000,000 shares of Axiom’s Common Stock representing approximately 58.8% of the issued and outstanding shares of Axiom’s Common Stock after giving effect to the cancellation of 200,000,000 shares of Common Stock currently issued and outstanding. On the Closing Date (as defined below), the CJC Shareholders shall, on surrender of their certificates representing their respective CJC Shares to Axiom or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their respective ownership of the Exchange Consideration. The number of shares of Axiom Common Stock to be received by each CJC Shareholder is as set forth on Schedule 3.01. Upon consummation of the transaction contemplated herein, all of the issued and outstanding CJC Shares shall be held by Axiom. Axiom will use its best efforts to Raise USD$ 25,000,000 in working capital for CJC.

Section 3.02 Closing. The closing of the transactions contemplated by this Agreement (“Closing”) shall occur at a mutually agreeable time and place within five (5) Business Days (as defined below) following, and subject to, the satisfaction or waiver by the party for whose benefit such condition exists of the conditions set forth in Article V and Article VI (the date of such Closing, the “Closing Date”). A “Business Day” is any day on which banks are generally open for business in the State of Florida.

Section 3.03 Closing Events. At the Closing, Axiom, CJC and the CJC Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination.

(a)	This Agreement may be terminated:

(i)	by mutual written consent of CJC, each CJC Shareholder and Axiom;

(ii)	by either CJC or Axiom if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(iii)	by Axiom if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any CJC Shareholder or CJC set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by CJC and each applicable CJC Shareholder;

(iv)	by CJC if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Axiom set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Axiom;

(v)	by either the CJC or Axiom if the Closing has not occurred by February 15, 2017, provided, however, that if the Closing has not occurred by such date due to a breach of this Agreement by a party, such party shall not have the right to terminate this Agreement pursuant to this Section 3.04(a)(v).

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(b)	If this Agreement is terminated pursuant to this Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, provided, however, that such termination shall not excuse any breach or default of this Agreement prior to such termination.

ARTICLE IV.

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. Following the date hereof and until the Closing or termination of this Agreement, each of Axiom and CJC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Axiom or CJC, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Axiom or CJC, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, CJC shall deliver to Axiom the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CJC now in the possession of CJC or its representatives.

Section 4.03 Third Party Consents and Certificates. Axiom and CJC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Axiom SEC Filings. On or after the Closing Date, Axiom shall file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05 Designation of Directors.

(a)	As of, and dependent on, the Closing, the parties will execute such documents and undertake such actions as required to cause the Board of Directors of Axiom following the Closing Date to consist of (i) one current director of Axiom and (ii) two directors appointed by the CJC Shareholders (the “New Directors”).

(b)	In the event that the CJC Shareholders cannot agree on the designation of the New Directors, CJC shall have the right to designate the New Directors.

Section 4.06 Actions Prior to Closing.

(a)	From and after June 30, 2016 until the Closing Date or the earlier termination of this Agreement, CJC shall, and the CJC Shareholder will cause CJC to:

(i)	conduct its business in the ordinary course in a manner consistent with past custom and practice;

(ii)	pay all accounts payable, purchase inventory, and collect all accounts receivable in the ordinary course of business consistent with past custom and practice;

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(iii)	use reasonable efforts to maintain its business and employees, customers, assets, and operations as an ongoing business and in accordance with past custom and practice;

(iv)	not sell, transfer, or otherwise dispose of any of the capital stock of CJC or subsidiaries or issue capital stock of CJC or any subsidiaries;

(v)	not pay any dividend, without notifying Axiom, or make any similar distribution or redeem, purchase, or otherwise acquire, directly or indirectly, any of CJC’s or any of its subsidiaries’ capital stock;

(vi)	not sell, transfer, or otherwise dispose, without notifying Axiom, any of the tangible or intangible assets of CJC or any subsidiary (other than the sales of inventory in the normal course of business);

(vii)	not grant any increase in the compensation or benefits of any employee or officer of CJC or any subsidiary (other than in the ordinary course of business in accordance with past practice); and

(viii)	not enter into any transaction with any affiliate of CJC (including, without limitations, the CJC Shareholders).

(b)	From and after June 30, 2016 until the Closing Date or the earlier termination of this Agreement, neither Axiom nor CJC will, except as provided for in Section 4.06(e):

(i)	make any changes in their Articles of Association, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii)	take any action described in Section 1.08 in the case of CJC or in Section 2.06, in the case of Axiom (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii)	enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)	sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the Axiom SEC Reports.

(c)	From and after June 30, 2016 until the Closing Date or the earlier termination of this Agreement, the CJC Shareholders shall cause each of the officers and directors of CJC to do all such further acts as shall be required to permit Axiom to file any required documents (including 10-Ks, 10-Qs, 8-Ks, federal and state tax returns, or otherwise) to be filed at or following the Closing Date which reflect the business and operations of CJC prior to the Closing Date, and shall execute and deliver all certifications, if any, required to be filed by Axiom with respect to financial statements of CJC reflecting in whole or in part the business and operations of CJC prior to the Closing.

(d)	Following the date hereof until the Closing Date or the earlier termination of this Agreement, neither CJC, nor any CJC Shareholder, will enter into or pursue any arrangements or negotiations with any other party relative to the disposition of any ownership interest in CJC or its assets, or the merger or acquisition of CJC with or into any other party.

(e)	Axiom shall have entered into an agreement for and have completed the cancellation of at least 200,000,000 shares of its Common Stock.

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Section 4.07 Indemnification.

(a)	CJC hereby agrees to indemnify Axiom and each of the officers, agents, directors and shareholders of Axiom (the “Axiom Indemnitees”) against any loss, expense, liability, claim, damage, costs, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), and including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, (collective, “Losses”), to which it or they may become subject arising out of or based on (i) any false or inaccurate representation or warranty made by or on behalf of CJC in or pursuant to this Agreement; (ii) any default or breach by CJC in the performance of any of the covenants or agreements made by CJC in or pursuant to this Agreement; (iii) the operation of CJC’s business prior to the Closing; (iv) any breach of contract or agreement of CJC prior to the Closing and (iv) any claim for any commission or fee by any broker or entity if such claim arises on account of any act of any CJC or any CJC Shareholder.

(b)	The CJC Shareholders, jointly and severally, agree to indemnify the Axiom Indemnitees against any Losses, to which it or they may become subject arising out of or based on (i) any false or inaccurate representation or warranty made by or on behalf of any CJC Shareholders in or pursuant to this Agreement; (ii) any default or breach by any CJC Shareholder in the performance of any of the covenants or agreements made by any CJC Shareholders in or pursuant to this Agreement; and (iii) any claim for any commission or fee by any broker or entity if such claim arises on account of any act of any CJC Shareholder. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)	Axiom hereby agrees to indemnify the CJC Shareholders, CJC and each of the officers, agents, directors and shareholders of the forgoing (the “CJC Indemnitees”) against any Losses, to which it or they may become subject arising out of or based on (i) any false or inaccurate representation or warranty made by or on behalf of Axiom in or pursuant to this Agreement; (ii) any default or breach by Axiom in the performance of any of the covenants or agreements made by Axiom in or pursuant to this Agreement; (iii) the operation of Axiom’s business prior to the Closing; (iv) any breach of contract or agreement of Axiom prior to the Closing and (iv) any claim for any commission or fee by any broker or entity if such claim arises on account of any act of Axiom.

(d)	The indemnification provided for in this Section 4.07 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing. Nothing contained in this Agreement or otherwise shall limit any action by any party for fraud or intentional misrepresentation by any other party relating to this Agreement or any of the transactions contemplated hereby.

ARTICLE V.

CONDITIONS PRECEDENT TO OBLIGATIONS OF AXIOM

The obligations of Axiom under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by CJC and the CJC Shareholders in this Agreement shall have been true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), in all material respects. CJC and the CJC Shareholders shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by CJC or the CJC Shareholder prior to or at the Closing. Axiom shall be furnished with a certificate, signed by a duly authorized executive officer of CJC and dated the Closing Date, to the foregoing effect.

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Section 5.02 Officer’s Certificate. Axiom shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CJC to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of CJC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the CJC Schedules, by or against CJC, which might result in any CJC Material Adverse Effect (as defined below).

Section 5.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by Governmental Authority which prohibits the consummation of the transactions contemplated hereby.

Section 5.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of CJC after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.05 Other Items.

(a)	Axiom and counsel for Axiom shall have completed a review and evaluation of CJC and its operations and shall be satisfied with the results thereof in the sole discretion of Axiom, including, without limitation, a review and evaluation of the including ownership of the following subsidiaries and assets of CJC’s subsidiaries:

(i)	Xiaojin County Jitai Power Investment Company Limited – holding 3 power stations;

(ii)	Xiaojin County Xin Hong Electric Power Development Company Limited – holding 1 power station which is 25mW;

(iii)	Xiao Jin County En Ze Hotel Management Company Limited – holding a 190 room hotel; and

(iv)	Xiao Jin County SiGuNiang Mountain Hotel Management Company Limited – holding 90 rooms.

(b)	CJC shall have provided Axiom with CJC financial statements for the periods ended December 31, 2015 and 2014 with such financial statements audited by a PCAOB registered accounting firm along with unaudited financial statements for the period ended June 30, 2016.

(c)	No CJC Material Adverse Effect shall have occurred.

(d)	Axiom shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Axiom may reasonably request.

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Section 5.06 Definition. For purposes herein, “CJC Material Adverse Effect” shall mean a material adverse effect on the business, results of operations, financial condition, properties or assets of CJC, all taken as a whole; provided, however, that “CJC Material Adverse Effect” shall not include the impact on such business, results of operations, financial condition, properties or assets to the extent arising out of or attributable to (a) conditions or effects that generally affect the industries in which CJC operates (including legal and regulatory changes), (b) effects resulting from changes in general or any regional, national or international economic, financial, social or political conditions (including changes therein), (c) effects resulting from changes in the financial, banking or securities markets, including changes affecting capital market conditions (including in each of clauses (a), (b) and (c) above, any effects or conditions resulting from an outbreak or escalation of hostilities, disease, war, acts of terrorism, political instability or other national or international calamity, crisis, emergency, epidemic or natural disaster, act of God or any governmental or other response to any of the foregoing, in each case whether or not involving Hong Kong, the United States or any other region where CJC conducts business or operations), (d) effects resulting from changes in laws or generally accepted accounting principles (“GAAP”), (e) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (f) effects resulting from compliance with the terms and conditions of this Agreement by CJC or the CJC Shareholders or actions or omissions consented to in writing by Axiom, or (g) any matter set forth on the CJC Schedules; provided, however, that in the case of clauses (a), (b), (c) and (d), in the event that such events or conditions have a disproportionate effect on CJC as compared to other entities operating in the industries or markets in which CJC operates, then such event or condition, solely to the extent of such disproportionate effect, shall be taken into account in determining if a CJC Material Adverse Effect has occurred.

ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF AXIOM

The obligations of CJC and the CJC Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Axiom in this Agreement shall have been true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, in all material respects. Additionally, Axiom shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Axiom.

Section 6.02 Officer’s Certificate. CJC shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Axiom, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Axiom threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Axiom Schedules, by or against Axiom, which might result in any Axiom Material Adverse Effect (as defined below).

Section 6.03 Good Standing. CJC shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Axiom is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Axiom Shares. The number of outstanding shares of Axiom’s Common Stock shall not exceed 340,000,000 and there shall not be any outstanding any options, warrants, or other securities exercisable or exchangeable for, or convertible into, shares of Axiom’s Common Stock or any other security of Axiom, other than the CJC Shares.

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Section 6.06 Other Items.

(a)	Counsel for the CJC Shareholders shall have completed a review and evaluation of Axiom and its operations and shall be satisfied with the results thereof in the sole discretion of the CJC Shareholders.

(b)	No Axiom Material Adverse Effect shall have occurred.

Section 6.07 Definition. For purposes herein, “Axiom Material Adverse Effect” shall mean a material adverse effect on the business, results of operations, financial condition, properties or assets of Axiom, all taken as a whole; provided, however, that “Axiom Material Adverse Effect” shall not include the impact on such business, results of operations, financial condition, properties or assets to the extent arising out of or attributable to (a) conditions or effects that generally affect the industries in which Axiom operates (including legal and regulatory changes), (b) effects resulting from changes in general or any regional, national or international economic, financial, social or political conditions (including changes therein), (c) effects resulting from changes in the financial, banking or securities markets, including changes affecting capital market conditions (including in each of clauses (a), (b) and (c) above, any effects or conditions resulting from an outbreak or escalation of hostilities, disease, war, acts of terrorism, political instability or other national or international calamity, crisis, emergency, epidemic or natural disaster, act of God or any governmental or other response to any of the foregoing, in each case whether or not involving Hong Kong, the United States or any other region where Axiom conducts business or operations), (d) effects resulting from changes in laws or GAAP, (e) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (f) effects resulting from compliance with the terms and conditions of this Agreement by Axiom or actions or omissions consented to in writing by CJC or the CJC Shareholders, or (g) any matter set forth on the Axiom Schedules; provided, however, that in the case of clauses (a), (b), (c) and (d), in the event that such events or conditions have a disproportionate effect on Axiom as compared to other entities operating in the industries or markets in which Axiom operates, then such event or condition, solely to the extent of such disproportionate effect, shall be taken into account in determining if an Axiom Material Adverse Effect has occurred.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Brokers. Axiom and CJC agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida, in each case without application of the conflicts of laws provisions thereof. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in United States District Court for the Middle District of Florida or the state court in Orange County, Florida. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.03.

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Section 7.04 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, or via email with a read receipt requested and received, addressed as follows:

If to the CJC Shareholder and CJC, to:

CJC Holdings, Ltd.

Attn. Ms. Nankalamu

Room C, 15/F., Ritz Plaza

122 Austin Road

Tsimshatsui, Kowloon, H.K.

If to Axiom, to:

Axiom Holdings, Inc.

Attn: Low Tuan Lee

11637 Orpington St. Orlando, FL 32817

With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony, Esq. and Lazarus Rothstein, Esq.

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Fax: 561-514-0832

Email: lanthony@legalandcompliance.com and lrothstein@legalandcompliance.com or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone or if sent via email and a read receipt has been requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.05 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the applicable other party(ies) all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

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Section 7.07 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.09 Third Party Beneficiaries. This contract is strictly between Axiom, the CJC Shareholders and CJC, and, except as specifically provided, no director, officer, stockholder (other than the CJC Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. Subject to Section 4.07 and Section 7.05, whether or not the Exchange is consummated, each of Axiom, CJC and the CJC Shareholders will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.15 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties hereto in their sole discretion. Any attempted or purported assignment in violation of this Section 7.15 shall be null and void ab initio.

Section 7.16 Headings and Severability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of any party of the remaining provisions hereof.

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Section 7.17 Interpretation. The parties acknowledge and agree that (a) each party reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision, and (b) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. References to a Person also refer to its predecessors and permitted successors and assigns.

Section 7.18 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have corresponding meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.”

Section 7.19 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.20 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Axiom Holdings, Inc.
A Nevada corporation

By:	/s/ Low Tuan Lee
Low Tuan Lee
Chief Executive Officer

CJC Holdings, Ltd.
A Hong Kong company

By:	/s/ Ms. Nankalamu
Ms. Nankalamu
Chief Executive Officer

CJC Shareholders:

By:	/s/ Hu Dengyang
Hu Dengyang

By:	/s/ Yang Chuan
Yang Chuan

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